Exhibit 10.18

EXECUTION VERSION

FTPS Holding, LLC
(f/k/a Fifth Third Processing Solutions, LLC)
Management Phantom Equity Plan

Phantom Unit Agreement

This PHANTOM UNIT AGREEMENT (the “Agreement”) is entered into as of June 30, 2009 (the “Grant Date”) by and between FTPS Holding, LLC (f/k/a Fifth Third Processing Solutions, LLC), a Delaware limited liability company (the “Company”), and Charles D. Drucker (the “Participant”) pursuant to the FTPS Holding, LLC (f/k/a Fifth Third Processing Solutions, LLC) Management Phantom Equity Plan (as in effect as of the Grant Date, the “Plan”).

Certain capitalized terms used in this Agreement are defined in Section 9.  Any capitalized terms used in this Agreement and not defined in Section 9 or elsewhere in this Agreement shall have the meanings ascribed to such terms in the Plan.

1.                                      Grant of Phantom Units.  The Company hereby grants to the Participant 1,902,173(1) Phantom Units, subject to the terms and conditions set forth herein and in the Plan.  A total of 815,217 Phantom Units shall vest based upon the occurrence of certain events, as described in Section 3 (the “Time Award”), and a total of 1,086,956 Phantom Units shall vest based upon achievement of specified performance goals, as described in Section 4 (the “Performance Award”).

2.                                      Base Price.  The Base Price of each Phantom Unit shall be $11.00.

3.                                      The Time Award.

(a)                                 Vesting.

(i)                                     The Time Award shall become immediately fully vested on the earliest of (A) the fifth anniversary of the Grant Date or (B) the date of the consummation of a Change of Control, subject in each case to the Participant’s continued Service through such date.

(ii)                                  Notwithstanding the provisions of Section 3(a)(i), upon the earlier of (A) an Initial Public Offering or (B) the Participant’s Qualified Termination of Service, in each case, prior to the fifth anniversary of the Grant Date or the date of the consummation of a Change of Control, the Time Award shall vest in an amount, if any, equal to the number of Phantom Units underlying the Time Award multiplied by a fraction, (1) the numerator of which is (A) four, plus (B) the number of whole calendar quarters of the Participant’s continued Service, if any, since the nine month anniversary of the Grant Date through the date of such event (but in no event more than 20 in total for this clause (1)) and (2) the denominator of which is 20.  Any portion of the Time Award that does not vest upon an Initial Public Offering shall be converted into Restricted Stock in accordance with Section 3(c).

(1)  Represents 1.75% of the fully diluted equity of the Company (without giving effect to the conversion of the Warrant).

(b)                                 Payments and Issuances.

(i)                                     Following an Initial Public Offering, the portion of the Time Award that becomes vested pursuant to Section 3(a)(ii)(A) shall convert into that number of shares of Unrestricted Stock equal to (A) the number of vested Phantom Units underlying the Time Award, multiplied by (B) a fraction, the numerator of which is the IPO Price minus the Base Price, and the denominator of which is the IPO Price, which issuance shall be made as soon as practicable, but in no event later than December 31 of the calendar year in which such Initial Public Offering occurs.

(ii)                                  Following a Participant’s Qualified Termination of Service prior to the date of the consummation of a Change of Control, the Company shall pay to the Participant cash in an amount equal to (or, at the election of the Board, if applicable, the Company or its successor shall issue that number of shares of stock or other securities of the Company or such successor valued at) the difference between (A) the greater of (x) the Fair Market Value of a Class A Unit as of the date on which such termination occurs and (y) the Fair Market Value of a Class A Unit as of the Payout Date and (B) the Base Price, for each Phantom Unit under the Time Award that is vested on the date of termination, which payment (or issuance) shall be made as soon as practicable on or after the Payout Date, but in no event later than December 31 of the calendar year in which the Payout Date occurs.

(iii)                               Following a termination of Service by the Participant without Good Reason on or after the third anniversary of the Grant Date (which shall be deemed to constitute a “Qualified Termination of Service” solely for purposes of determining the number of Phantom Units under the Time Award that have vested upon such termination pursuant to Section 3(a)(ii)) and prior to the date of the consummation of a Change of Control, the Company shall pay to the Participant cash in an amount equal to (or, at the election of the Board, if applicable, the Company or its successor shall issue that number of shares of stock or other securities of the Company or such successor valued at) the difference between (A) the lesser of (x) the Fair Market Value of a Class A Unit as of the date on which such termination occurs and (y) the Fair Market Value of a Class A Unit as of the Payout Date and (B) the Base Price, for each Phantom Unit that is vested on the date of termination, which payment (or issuance) shall be made as soon as practicable on or after the Payout Date, but in no event later than December 31 of the calendar year in which the Payout Date occurs.

(iv)                              Following a Change of Control, the Company shall pay to the Participant cash in an amount equal to (or, at the election of the Board, if applicable, the Company or its successor shall issue that number of shares of stock or other securities of the Company or such successor valued at) the difference between (A) the Fair Market Value of a Class A Unit as of the date of the consummation of the Change of Control and (B) the Base Price, for each Phantom Unit under the Time Award that becomes vested pursuant to Section 3(a)(i)(B), which payment (or issuance) shall be made as soon as practicable on or after the date of the consummation of the Change of Control, but in no event later than December 31 of the calendar year in which such Change of Control occurs.

(v)                                 If no amounts are paid pursuant to Sections 3(b)(i), (ii), (iii) or (iv), subject to the Participant’s continued Service, the Company shall pay to the Participant cash in an amount equal to (or, at the election of the Board, if applicable, the Company or its successor shall issue that number of shares of stock or other securities of the Company or such successor valued at) the difference between (A) the Fair Market Value of a Class A Unit as of the Payout Date and (B) the Base Price, for each Phantom Unit under the Time Award, which payment (or issuance) shall be made as soon as practicable on or after the seventh anniversary of the Grant Date, but in no event later than December 31 of the calendar year in which such anniversary date occurs.

(c)                                  Conversion Upon an Initial Public Offering.  Upon the consummation of an Initial Public Offering, any unvested portion of the Time Award determined pursuant to Section 3(a)(ii) shall convert into that number of shares of Restricted Stock equal to (i) the number of unvested Phantom Units underlying the Time Award, multiplied by (ii) a fraction, the numerator of which is the IPO Price minus the Base Price, and the denominator of which is the IPO Price.  The restrictions on such Restricted Stock shall lapse in equal installments over the number of whole calendar quarters equal to the difference between 20 and the numerator of the fraction determined under Section 3(a)(ii), subject to the Participant’s continued Service on each such vesting date (for the avoidance of doubt, no further vesting of such Restricted Stock shall occur following the termination for any reason of the Participant’s Service).  The installments provided for in the previous sentence shall be measured based on the same schedule that would have applied if the Restricted Stock vested in quarterly installments from the Grant Date.  Subject to the Participant’s continued Service, in the event that a Change of Control occurs following an Initial Public Offering, the restrictions on any remaining Restricted Stock shall lapse and become fully vested upon such Change of Control.

4.                                      The Performance Award.  Upon the earlier of the consummation of a Change of Control or the consummation of an Initial Public Offering, the Performance Award shall either (x) vest in the event of such earlier Change of Control or (y) convert into shares of Restricted Stock in the event of such earlier Initial Public Offering, in any such event, upon the following terms and conditions:

(a)                                 Vesting Upon a Change of Control.  Upon the consummation of a Change of Control prior to an Initial Public Offering:

(i)                                     if the holders of Class A Units of the Company as of June 30, 2009 receive Proceeds per Class A Unit in such Change of Control in an amount equal to or exceeding $22.588235, then up to 25% of the Performance Award shall vest;

(ii)                                  if the holders of Class A Units of the Company as of June 30, 2009 receive Proceeds per Class A Unit in such Change of Control in an amount equal to or exceeding $28.088235, then up to an additional 25% of the Performance Award shall vest;

(iii)                               if the holders of Class A Units of the Company as of June 30, 2009 receive Proceeds per Class A Unit in such Change of Control in an amount equal to or exceeding $33.588235, then up to an additional 25% of the Performance Award shall vest; and

(iv)                              if the holders of Class A Units of the Company as of June 30, 2009 receive Proceeds per Class A Unit in such Change of Control in an amount equal to or exceeding $39.088235, then up to an additional 25% of the Performance Award shall vest.

For purposes of this Agreement, Proceeds received by a holder of Class A Units in a Change of Control on account of a share of common stock or other equity of TransActive Ecommerce Solutions Inc. (the “Transactive Shares”) shall be included in calculating the amount of Proceeds per Class A Unit received by such holder in a Change of Control.

The number of Phantom Units under the Performance Award that will vest upon the consummation of such Change of Control shall equal the maximum number of Phantom Units under the Performance Award that can vest and still result in Proceeds per Class A Unit equal to or exceeding the applicable “Proceeds per Class A Unit” thresholds described above, taking into account the Proceeds payable with respect to (x) all Units and Transactive Shares, (y) all vested, in-the-money Phantom Units granted under the Plan (including pursuant to this Agreement) and (z) all vested, in-the-money warrants and other rights to acquire equity in the Company; and, for the avoidance of doubt, all other performance-based awards granted under the Plan that have the same applicable “Proceeds per Class A Unit” thresholds as described above shall vest on a pro rata basis with the Performance Award under this Agreement, based on the total number of Phantom Units underlying such awards.  Any Performance Awards that do not vest upon such Change of Control shall be immediately forfeited for no consideration.  Each Performance Award that vests upon such Change of Control shall be paid in cash in an amount equal to the difference between (A) the Fair Market Value of a Class A Unit on the date of such Change of Control (which, for the sake of clarity, shall equal the value of the Proceeds per Class A Unit) and (B) the Base Price, which payment shall be made as soon as practicable, but in no event later than March 15 of the calendar year following the year in which such Change of Control occurs.

(b)                                 Conversion Upon, and Vesting Following, an Initial Public Offering.  Upon the consummation of an Initial Public Offering prior to a Change of Control, the Performance Award shall convert into that number of shares of Restricted Stock equal to (i) the number of Phantom Units underlying the Performance Award, multiplied by (ii) a fraction, the numerator of which is the IPO Price minus the Base Price, and the denominator of which is the IPO Price.  The restrictions on the resultant Restricted Stock shall lapse in one-third increments on the first, second and third anniversaries of such Initial Public Offering, subject to the Participant’s continued Service on each such vesting date (for the avoidance of doubt, no further vesting of such Restricted Stock shall occur following the termination for any reason of the Participant’s Service).  Subject to the Participant’s continued Service, in the event that a Change of Control occurs following an Initial Public Offering, the restrictions on any remaining Restricted Stock shall lapse and become fully vested upon such Change of Control.

5.                                      Forfeiture of Phantom Units.

(a)                                 Any Termination of Service.  Upon any termination of Service for any reason prior to a Change of Control or an Initial Public Offering, all unvested Phantom Units as of the date of termination shall be automatically and immediately forfeited for no consideration except as provided in Section 3(a)(ii).

(b)                                 Bad Leaver.  If a Participant’s Service is terminated by the Company for Cause at any time or by the Participant without Good Reason before the third anniversary of the Grant Date, then all Phantom Units, whether vested or unvested, shall be automatically and immediately forfeited for no consideration.

6.                                      IPO Conversion.  For the avoidance of doubt, the provisions providing for the conversion of Phantom Units into Unrestricted Stock or Restricted Stock shall apply only in the event of an Initial Public Offering in which an IPO Conversion has occurred.

7.                                      Restricted Stock Agreements; Other Agreements.  In the event that any Phantom Units are required to be converted into shares of Restricted Stock pursuant to the terms of this Agreement, the Participant shall enter into a restricted stock agreement in form and substance (a) consistent in all material respects with the provisions of this Agreement and the Plan and (b) otherwise reasonably satisfactory to the Company.  The Participant agrees that, if requested by the Company in connection with an Initial Public Offering, the Participant will not sell, offer for sale, or otherwise dispose of the Common Stock for such period of time as is determined by the Board..  Any transfers of the Common Stock shall comply with all applicable securities laws.

8.                                      Adjustment of Phantom Units.  In the event of any change in the Units after the Grant Date or any other event described in Section 6 of the Plan occurring after the Grant Date, any adjustments to Phantom Units shall be made in accordance with the terms of Section 6 of the Plan.

9.                                      Definitions.  As used in this Agreement, the following terms shall have the following meanings:

(a)                                 “Change of Control” means any event or series of events that results in the occurrence of both (x) a Change of Control (as such term is defined in the LLC Agreement) and (y) any one or more of the following events:

(i)                                     a change in the ownership of the Company occurs on the date that any one Person (or more than one Person acting as a group, as defined in Final Treas. Reg. Section 1.409A-3(i)(5)(v)(B)), acquires on an arms-length basis, ownership of Units of the Company that, together with Units held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of Units of the Company; provided, however, (A) if any one Person (or more than one Person acting as a group), is considered to own more than 50% of the total fair market value or total voting power of the Company’s Units, the acquisition of additional Units by the same Person or Persons is not considered to cause a change in the ownership of the Company; (B) an increase in the percentage of Units owned by one Person, or Persons acting as a group, as a result of a transaction in which the Company acquires its Units in exchange for property will be treated as an acquisition of Units for purposes of this paragraph (i); and (C) this paragraph (i) applies only when there is a transfer of Units of the Company (or an issuance of Units of the Company) and Units in the Company remains outstanding after such transaction; or

(ii)                                  a change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one Person, or more than one Person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided that, for this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets; or

(iii)                               a change in control of the Board occurs on the date individuals who, as of the Grant Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that (A) if the election, or nomination for election by the Company’s members, of any new director was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board; and (B) any reductions in the size of the Board that are instituted voluntarily by the Incumbent Board shall not constitute a Change of Control, and after any such reduction the “Incumbent Board” shall mean the Board as so reduced.

(b)                                 “Good Reason” shall have the meaning set forth in the Participant’s then-effective employment agreement with the Company or any Parent or Subsidiary, or, if there is no then effective agreement, then “Good Reason” shall mean: a material diminution by the Company or any Parent or Subsidiary in the Participant’s base salary and/or the Participant’s annual bonus potential other than as part of an across-the-board reduction applicable to all senior executives of the Company or any Parent or Subsidiary that results in a proportional reduction to the Participant equal to that of other senior executives; provided that no finding of Good Reason shall be effective unless and until the Participant has provided the Company, within sixty (60) calendar days of becoming aware of the facts and circumstances underlying the finding of Good Reason, with written notice thereof stating with specificity the facts and circumstances underlying the finding of Good Reason and that the Participant intends to terminate his or her employment for Good Reason no later than the 60th day following the delivery of such notice to the Company and, if the basis for such finding of Good Reason is capable of being cured by the Company, providing the Company or any Parent or Subsidiary with an opportunity to cure the same within thirty (30) calendar days after receipt of such notice.

(c)                                  “IPO Price” means the offering price to the public of one share of Common Stock issued in the Initial Public Offering.

(d)                                 “Payout Date” means (i) the date on which a Change of Control is consummated or, (ii) in the event of a Qualified Termination of Service, the seventh anniversary of the Grant Date, if earlier.

(e)                                  “Proceeds” means cash proceeds and any other assets (the value of which will be determined by the Board in good faith), net of actual expenses (other than underwriting discounts).

(f)                                   “Qualified Termination of Service” means the Participant’s termination of Service by the Company without Cause, by the Participant with Good Reason or by reason of the Participant’s death or Disability.

(g)                                  “Restricted Stock” means Common Stock that is subject to forfeiture pursuant to, and in accordance with, provisions that are consistent with Sections 3 and 4 of this Agreement.

(h)                                 “Transfer” or “Transferred” means, with respect to any Units, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Units or any participation or interest therein, or any agreement or commitment to do any of the foregoing.

(i)                                     “Unrestricted Stock” means Common Stock that is not subject to forfeiture pursuant to, and in accordance with, provisions that are consistent with Sections 3 and 4 of this Agreement.

10.                               Miscellaneous Provisions.

(a)                                 Management Phantom Equity Plan.  These Phantom Units are granted under and subject to the terms and conditions of the Plan, which is attached to this Agreement as Exhibit A and incorporated herein and made part hereof by this reference.  Notwithstanding anything to the contrary in the Plan, in the event of a conflict between the terms of the Plan and this Agreement, the terms of this Agreement shall govern.  The Participant hereby acknowledges receipt of a true copy of the Plan and that the Participant has read the Plan carefully and fully understands its content.  The Participant hereby acknowledges that all decisions, determinations and interpretations of the Board or the Committee in respect of the Plan and the Phantom Units shall be final and conclusive.

(b)                                 No Retention Rights.  Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause, subject to the terms of any applicable employment agreement between the Participant and the Company or any Parent or Subsidiary.  Nothing herein shall be interpreted or construed as treating the Participant as a member or partner of the Company.

(c)                                  Entire Agreement.  This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  This Agreement and the Plan supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(d)                                 Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)                                  Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State without reference to principles of conflict of law.

(f)                                   Waiver of Jury Trial.  The Participant waives any right it may have to trial by jury in respect of any litigation based on, arising out of, under or in connection with this Agreement or the Plan.

(g)                                  Choice of Forum.

(i)                                     Jurisdiction.  The Company and the Participant, as a condition to the Participant’s receipt of the Phantom Unit, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in Hamilton County, Ohio over any suit, action or proceeding arising out of or relating to or concerning the Plan or this Agreement.  The Company and the Participant, as a condition to the Participant’s receipt of the Phantom Unit, acknowledge that the forum designated by this Section 10(g)(i) has a reasonable relation to the Plan and this Agreement and to the relationship between the Participant and the Company.  Notwithstanding the foregoing, nothing herein shall preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of Section 10(g).

(ii)                                  Acceptance of Jurisdiction.  The agreement by the Company and the Participant as to forum is independent of the law that may be applied in the action, and the Company and the Participant, as a condition to the Participant’s receipt of the Phantom Unit, (A) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (B) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or the Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in Section 10(g)(i), (C) undertake not to commence any action arising out of or relating to or concerning the Plan or this Agreement in any forum other than the forum described in this Section 10(g) and (D) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court shall be conclusive and binding upon the Company and the Participant.

(iii)                               Service of Process.  The Participant, as a condition to the Participant’s receipt of the Phantom Unit, hereby irrevocably appoints the General Counsel of the Company as the Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan or this Agreement, who shall promptly advise the Participant of any such service of process.

(iv)                              Confidentiality.  The Participant, as a condition to the Participant’s receipt of the Phantom Unit, agrees to keep confidential the existence of, and any information concerning, a dispute, controversy or claim described in Section 10(g), except that the Participant may disclose information concerning such dispute, controversy or claim to the court that is considering such dispute, controversy or claim or to the Participant’s legal counsel (provided that such counsel agrees not to disclose any such information other than as necessary to the prosecution or defense of the dispute, controversy or claim).

(h)                                 Construction of Agreement.  Any provision of this Agreement (or portion thereof) which is deemed invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction and subject to this section, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions thereof in such jurisdiction or rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.

(i)                                     Non-Transferability.  This Agreement, and any rights or interests therein, shall not be Transferred by the Participant during the Participant’s lifetime, whether by operation of law or otherwise, except by beneficiary designation, will or the laws of descent and distribution.  Any attempt to Transfer this Agreement contrary to the terms of this Agreement and/or the Plan shall be null and void and without legal force or effect.

(j)                                    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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The Participant, by signing below, acknowledges and agrees as of the date first written above that these Phantom Units are granted under and governed by the terms, and subject to the conditions, of the FTPS Holding, LLC (f/k/a Fifth Third Processing Solutions, LLC) Management Phantom Equity Plan, which is attached to and made a part of this document.

Participant:

By:	/s/ Charles D. Drucker

Name:	Charles D. Drucker

[SIGNATURE PAGE TO DRUCKER PHANTOM EQUITY AWARD AGREEMENT]

FTPS Holding, LLC
(f/k/a Fifth Third Processing Solutions, LLC)

By:	/s/ David Mussafer
Name:	David Mussafer
Title:	Director

[SIGNATURE PAGE TO DRUCKER PHANTOM EQUITY AWARD AGREEMENT]

Exhibit A

FTPS Holding, LLC (f/k/a Fifth Third Processing Solutions, LLC)
 Management Phantom Equity Plan